Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Evofem Biosciences, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), each of the undersigned officers of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	By:	/s/ Saundra Pelletier
Saundra Pelletier
President, Chief Executive Officer, and Interim Chairperson of the Board
(Principal Executive Officer)

Date: November 14, 2023	By:	/s/ Ivy Zhang
Ivy Zhang
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Evofem Biosciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.